UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 2, 2005
(Date of Earliest Event Reported)

Commission file number: 1-3203

CHESAPEAKE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	54-0166880
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1021 East Cary Street
Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 804-697-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

On August 5, 2005, Chesapeake Corporation ("Chesapeake" or the "Company") announced that, on August 2, 2005, it entered into a definitive agreement (the "Stock Purchase Agreement") with Impaxx, Inc. to acquire all of the issued and outstanding stock (the "Stock") of Impaxx Pharmaceutical Packaging Group, Inc., which does business as Arlington Press. Pursuant to the terms of the Stock Purchase Agreement, Chesapeake will purchase the Stock for $65 million, subject to a post-closing working capital purchase price adjustment.

The acquisition of Arlington Press is subject to antitrust review and other customary closing conditions and is expected to occur within 60 days. The Stock Purchase Agreement contains customary representations, warranties, covenants and indemnities made by the parties to each other.

The foregoing description of the terms of the acquisition does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The press release announcing the agreement to acquire Arlington Press is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits
Exhibit No.	Description
2.1	Stock Purchase Agreement, dated August 2, 2005, by and between Chesapeake Corporation and Impaxx, Inc.
99.1	Press release dated August 5, 2005, announcing agreement to acquire Arlington Press

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHESAPEAKE CORPORATION
(Registrant)

Date: August 8, 2005	BY:	/s/ J.P. Causey Jr.
J.P. Causey Jr.
Executive Vice President, Secretary & General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Stock Purchase Agreement, dated August 2, 2005, by and between Chesapeake Corporation and Impaxx, Inc.
99.1	Press release dated August 5, 2005, announcing agreement to acquire Arlington Press